UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022

Signet International Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51185	16-1732674
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

901 S. Mopack Exp Building 1, Suite 300, Austin, TX 78746
(Address of principal executive offices)

512-430-1553

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2022 Golden Ally Lifetech Group, Inc. (“Golden Ally”), a subsidiary of Signet International Holdings, Inc., entered into a Bottling Agreement (the “Agreement”) with Azure Water Bottling of Florida, LLC (“Azure”) pursuant to which Azure will produce, bottle, label and ship Golden Ally’s AQP active water products. The Agreement is for an initial one-year term, subject to potential renewal at the election of Golden Ally. Azure is an integrated OEM bottler that supplies many beverage products on the market.

The Agreement sets the prices and terms by which Azure will produce, bottle, label and ship products for Golden Ally, and also sets the parameters for the product order and size requirements, and other matters such as quality control and production process control. Under the Agreement Golden Ally will make available and license to Azure certain technology and rights in order for Azure to produce and package the products and Golden Alley will remain the owner of any such technology and rights.

In addition, the Agreement provides that Azure will produce, package and label the products pursuant to forecasts and purchase orders issued by Golden Alley, and according to the specifications provided to Azure by Golden Ally. The Agreement includes various other terms and conditions that are customary for an agreement of this nature, including provisions related to delivery of the products and risk of loss, product inspection rights, insurance covenants of each party, representations and warranties of the parties that are customary for an agreement of this nature, and compliance obligations of each party.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 or via an amendment to this Current Report on Form 8-K. Pursuant to Item 601(b)(10) of Regulation S-K, certain terms of the Agreement have been omitted from this Current Report on Form 8-K, and will be omitted from the version of the Agreement to be filed with the SEC, because such terms are (i) not material and (ii) private and confidential to the parties.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNET INTERNATIONAL HOLDINGS, INC.

Dated: June 30, 2022	By:	/s/ Oliver Keren Ban
	Name:	Oliver Keren Ban
	Title:	Chief Executive Officer